As filed with the Securities and Exchange Commission on July 20, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORKHORSE GROUP INC.

(Exact name of Registrant as specified in its charter)

and Additional Subsidiary

Guarantor Registrants

(See Table of Additional Registrants)

Nevada	26-1394771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3600 Park 42 Drive, Suite 160E

Sharonville, Ohio 45241

(513) 360-4704

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James D. Harrington

General Counsel, Chief Compliance Officer & Secretary

Workhorse Group Inc.

3600 Park 42 Drive, Suite 160E

Sharonville, Ohio 45241

(513) 360-4704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Arthur McMahon, III

Taft Stettinius & Hollister LLP

425 Walnut Street, Suite 1800

Cincinnati, Ohio 45202

(513) 381-2838

(513) 381-0205 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7 (a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Workhorse Technologies Inc.	Ohio	20-8529895
HorseFly Inc.	Nevada	88-3810463
Workhorse Motor Works Inc.	Indiana	38-3900022
Stables & Stalls LLC	Delaware	88-3051778
RouteHorse LLC	Delaware	88-3064457
Stables & Stalls Real Estate I LLC	Delaware	88-3088665
ESG Logistics Corp.	Delaware	88-0643546
Workhorse Properties, Inc.	Ohio	32-0553760

(1)	The address of each registrant’s principal executive office is 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241, and the telephone number for each additional registrant’s principal executive office is (513) 360-4704.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED July 20, 2023

PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities (and guarantees thereof)

Units

We may offer and sell up to $200,000,000 in the aggregate the securities listed above from time to time in one or more offerings and in one or more classes or series. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. We may also offer securities issuable upon conversion, redemption, repurchase, exercise or exchange of, or the payment of interest or dividends on, securities offered hereunder. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities on a continuous or delayed basis directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved, the compensation they will receive and the nature of any underwriting or similar agreement. The prospectus supplement will also describe the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering, and the price of the securities being offered. You should read carefully this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risk. Before buying our securities, you should refer to the Risk Factors included in our most recent Annual Report and our other periodic reports, in prospectus supplements and in other information filed by us with the Securities and Exchange Commission (the “SEC”).

Our common stock is listed on the Nasdaq Capital Market under the symbol “WKHS.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated           , 2023.

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. Unless otherwise specified, references to any free writing prospectus refer to a free writing prospectus that we have authorized to be provided to you in connection with an offering. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of such document, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any free writing prospectus, or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. A prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless stated otherwise, references in this prospectus to “Workhorse,” “we,” “us,” “our” or “the Company” refer to Workhorse Group Inc., a Nevada corporation, and our subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Be aware that any representations, warranties, covenants or similar provisions contained in agreements filed as an exhibit to documents incorporated by reference herein were made solely for the benefit of the parties to such agreements. In each case, these provisions were specifically negotiated between the parties and, in some cases, are intended chiefly to allocate risk. As such, you should in no case rely on any such provision in deciding whether to invest, as such provisions speak only as of the date given and do not necessarily reflect the current state of our business or financial condition.

The industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus or any prospectus supplement, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus or any prospectus supplement concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 1, 2023 and is incorporated by reference in this prospectus and contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, which was filed with the SEC on May 15, 2023 and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.

ABOUT THE COMPANY

We are an American technology company with a vision to pioneer the transition to zero-emission commercial vehicles. Our primary focus is to provide sustainable and cost-effective solutions to the commercial transportation sector. We design and manufacture all-electric delivery trucks and drone systems, including the technology that optimizes the way these vehicles operate. We are focused on our core competency of bringing our electric delivery vehicle platforms to serve the last mile delivery market. We are a Nevada corporation. Our principal executive offices are located at 3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241, and our telephone number is (513) 360-4704.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 1-37673) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our filings are available to the public through the SEC’s website at http://www.sec.gov and in the investors section of our website at www.workhorse.com. The information on our website is not, and should not be deemed to be, part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the information specifically incorporated therein by reference from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 23, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 15, 2023;

●	our Current Reports on Form 8-K filed with the SEC on February 2, 2023, April 26. 2023, May 1, 2023, May 5, 2023, June 28, 2023, and July 12, 2023; and

●	the description of our common stock contained in our registration statement on Form 8-A filed on January 5, 2016, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the time that all the securities have been issued as described in this prospectus shall be deemed to be incorporated in this prospectus by reference and deemed to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If requested, we will provide to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following:

Workhorse Group Inc.

Attention: General Counsel

3600 Park 42 Drive, Suite 160E

Sharonville, Ohio 45241

(513) 360-4704

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this Report, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of our liquidity and capital resources, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this prospectus or any prospectus supplement. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the W4 CC, W750, W56 and WNext platforms; our ability to attract and retain customers for our existing and new products; risks associated with obtaining orders and executing upon such orders; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; our inability to raise additional capital to fund our operations and business plan; our inability to maintain the listing of our securities on the Nasdaq Capital Market; the ability to protect our intellectual property; market acceptance for our products; our ability to control our expenses; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflict in Ukraine) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings; and other risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. You should read this prospectus, any prospectus supplement we provide you, the registration statement of which this prospectus is a part and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds received by us from the sale of the securities described in this prospectus for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

On July 12, 2023, we filed a Preliminary Proxy Statement on Schedule 14A with the SEC to hold a special meeting of the Stockholders of the Company, at which stockholders will be asked to approve an amendment to our Articles of Incorporation (the “Amended Articles”) to increase the number of authorized shares of our common stock from 250 million to 450 million. For more information, please see the copy of the proposed Amended Articles, included as Exhibit 4.6 to this registration statement, and the Preliminary Proxy Statement on Schedule 14A filed with the SEC on July 12, 2023.

The following summary of certain provisions of our capital stock does not reflect any changes that would be effected if the Amended Articles are approved by stockholders and the appropriate Nevada filings are made. This summary does not purport to be complete and is subject to and is qualified in its entirety by our articles of incorporation which are incorporated in this prospectus by reference to our Form SB-2 filed with the SEC on February 4, 2008, together with the amendments thereto, and by our bylaws, which are incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on July 12, 2023.

Common Stock

General. We are authorized to issue 250 million shares of common stock, par value $0.001 per share (“common stock”). All outstanding shares of common stock are, and all shares of common stock to be issued upon the exercise of warrants or conversion of any debt securities offered hereby will be, fully-paid and nonassessable.

Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of any outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders, including the election of directors. Cumulative voting is not permitted in the election of our directors.

Preemptive Rights. Holders of common stock do not have preemptive rights with respect to the issuance and sale by the Company of additional shares of common stock or other equity securities of the Company.

Liquidation Rights. In the event of our liquidation, dissolution, or winding up, our common stockholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other. Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 75 million shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. There are currently no shares of preferred stock outstanding.

There are no restrictions on the repurchase or redemption of preferred stock by the Company in the event of any arrearage in the payment of dividends or sinking fund installments.

The issuance of preferred stock could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws and of Nevada Law

Nevada Law

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Removal of Directors. Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Articles of Incorporation and Bylaws

No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each stockholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority stockholder to elect a director. Our articles of incorporation deny stockholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining stockholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Workhorse by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

The NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. Our articles of incorporation, as amended, require us, to the fullest extent permitted by the NRS, as the same may be amended and supplemented, to indemnify any and all persons whom we have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, which is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The limitation of liability and indemnification provisions under the NRS and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “WKHS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer, Inc.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock issuable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the date, if any, on and after which the warrants and the related common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants to purchase common stock will not be entitled:

●	to vote, consent or receive dividends;

●	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	to exercise any rights as stockholders of Workhorse.

Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock if any.

As of December 31, 2022, we had approximately 1.0 million warrants outstanding.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement. The debt securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities” and together with Senior Debt Securities, “Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under an indenture (an “Indenture”) between us and the trustee party thereto (the “Trustee”). The Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed a form of Indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental Indentures and forms of Debt Securities containing the terms of the Debt Securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

To the extent any of the Debt Securities will be guaranteed by one or more of our subsidiaries (the “Subsidiary Guarantors”), the Subsidiary Guarantors guaranteeing such Debt Securities will enter into a supplemental Indenture to the applicable Indenture with us and the Trustee. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

Unless otherwise stated, the Debt Securities will be our direct, unsecured obligations. Unless the Debt Securities are guaranteed by our subsidiaries, the rights of Workhorse and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiaries’ creditors, except to the extent that we may be a creditor with recognized claims against such subsidiary.

General

The Indenture does not limit the amount of Debt Securities that we may issue. It provides that we may issue Debt Securities up to the principal amount that we may authorize and that the Debt Securities may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the Indenture, the terms of the Indenture do not contain any covenants or other provisions designed to give holders of any Debt Securities protection against changes in our operations, financial condition or transactions involving us. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

●	title and aggregate principal amount;

●	whether the securities are subject to subordination and applicable subordination provisions, if any;

●	conversion or exchange into any securities or property;

●	percentage or percentages of principal amount at which such securities will be issued;

●	issuance date;

●	maturity date(s);

●	interest rate(s) or the method for determining the interest rate(s);

●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	whether interest will be payable in cash or in additional Debt Securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the Debt Securities were originally issued at a discount);

●	redemption or early repayment provisions;

●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which such securities will be issued;

●	whether such securities will be issued in whole or in part in the form of one or more global securities;

●	identity of the depositary(ies) for global securities;

●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	any provisions relating to any collateral or security provided for such Debt Securities;

●	any covenants applicable to the particular Debt Securities being issued;

●	any defaults and events of default applicable to the particular Debt Securities being issued;

●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such securities will be payable;

●	securities exchange(s) on which the securities will be listed, if any;

●	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

●	provisions relating to covenant defeasance and legal defeasance of securities of the series;

●	provisions relating to satisfaction and discharge of the Indenture;

●	provisions relating to the modification of the Indenture both with and without the consent of holders of Debt Securities issued under the Indenture;

●	provisions, if any, granting special rights upon the occurrence of specified events;

●	whether the Debt Securities will be guaranteed by any of our subsidiaries and, if so, the names of the Subsidiary Guarantors;

●	any restriction of transferability of the series; and

●	additional terms not inconsistent with the provisions of the applicable Indenture.

Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Conversion or Exchange Rights

The terms, if any, on which a series of Debt Securities may be convertible into or exchangeable for common stock or other securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of holders, or at our option, the conversion price and the conversion period, and may include provisions pursuant to which the number of shares of our common stock or other securities to be received by holders of such series of Debt Securities would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the Indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the Indenture or the Debt Securities, as applicable.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, the following are events of default under the Indenture with respect to any series of Debt Securities that we may issue:

●	if we fail to pay any installment of interest on any series of Debt Securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of Debt Securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such Debt Securities in accordance with the terms of any Indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the Debt Securities or the Indenture, other than a covenant specifically relating to another series of Debt Securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to Debt Securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series, by notice to us in writing, and to the Trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of Debt Securities then outstanding shall be due and payable without any notice or other action on the part of the Trustee or any holder.

The holders of a majority in principal amount of the outstanding Debt Securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the Indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the Indenture, if an event of default under an Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of Debt Securities, unless such holders have offered the Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

●	subject to its duties under the Trust Indenture Act, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the Debt Securities of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or Trustee, or to seek other remedies only if:

●	the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request;

●	such holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the Trustee in compliance with the request; and

●	the Trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if we default in the payment of the principal, premium, if any, or interest on, the Debt Securities.

We will periodically file statements with the Trustee regarding our compliance with specified covenants in the Indenture.

Modification of Indenture; Waiver

We and the Trustee may change an Indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the Indenture or in the Debt Securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities and Guarantees—Consolidation, Merger or Sale;”

●	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of Debt Securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the Indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of Debt Securities, as set forth in the Indenture;

●	to make any change that does not adversely affect the interests of any holder of Debt Securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the Debt Securities of any series as provided above under “Description of Debt Securities and Guarantees—General” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities, or to add to the rights of the holders of any series of Debt Securities;

●	to evidence and provide for the acceptance of appointment under any Indenture by a successor Trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any Indenture under the Trust Indenture Act.

In addition, under the Indenture, the rights of holders of a series of Debt Securities may be changed by us and the Trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of Debt Securities, we and the Trustee may make the following changes only with the consent of each holder of any outstanding Debt Securities affected:

●	extending the fixed maturity of any Debt Securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any Debt Securities; or

●	reducing the percentage of Debt Securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The Indenture provides that we can elect to be discharged from our obligations with respect to one or more series of Debt Securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of Debt Securities of the series;

●	replace stolen, lost or mutilated Debt Securities of the series;

●	pay principal of and premium and interest on any Debt Securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the Trustee;

●	compensate and indemnify the Trustee; and

●	appoint any successor Trustee.

In order to exercise our rights to be discharged, we must deposit with the Trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the Debt Securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the Debt Securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The Indenture provides that we may issue Debt Securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the Debt Securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the Debt Securities of any series can exchange the Debt Securities for other Debt Securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the Debt Securities may present the Debt Securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the Debt Securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any Debt Securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

If we elect to redeem the Debt Securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any Debt Securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Debt Securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Securities we are redeeming in part.

Information Concerning the Trustee

The Trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the Indenture at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any Debt Securities on any interest payment date to the person in whose name the Debt Securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the Debt Securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the Trustee as our sole paying agent for payments with respect to Debt Securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the Debt Securities of a particular series. We will maintain a paying agent in each place of payment for the Debt Securities of a particular series.

All money we pay to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any Debt Securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Guarantees of Debt Securities

If specified in the prospectus supplement, one or more Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantee of the Subsidiary Guarantors with respect to that series of Debt Securities.

Subject to the limitations described below and in the applicable prospectus supplement, the applicable Subsidiary Guarantors will, jointly and severally, fully, unconditionally and irrevocably guarantee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and additional amounts, if any, on the Debt Securities and all of our other monetary obligations under the Indenture. The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s guarantee will be subordinated in right of payment to the senior debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our senior debt. No payment will be made by any Subsidiary Guarantor under its guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Indenture.

Each Subsidiary Guarantor that makes a payment under its guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.

If a guarantee by a Subsidiary Guarantor were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its guarantee could be reduced to zero.

The guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged, without the consent of the holders of our Debt Securities, and no further action by us, any Subsidiary Guarantor or the Trustee shall be required for such release (unless we shall notify the Trustee in writing that no release and discharge shall occur as a result thereof) upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a person or entity other than us or any of our subsidiaries, as permitted by the applicable Indenture.

Global Securities

The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The Indenture and the Debt Securities (including any guarantees) will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	“at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	a combination of any of these methods.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the common shares by broker-dealers;

●	sell common shares short themselves and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

●	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities, other than the shares of common stock listed on the Nasdaq Capital Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans to list the Debt Securities on any securities exchange or any automated quotation system; any such listing with respect to any particular Debt Securities will be described in the applicable prospectus supplement.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them or their controlling persons against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of and the respective amounts underwritten by any underwriters, dealers or agents, nature of the underwriters’ obligation to purchase the securities, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The nature and amount of discounts and commissions to underwriters for each security and in total will be provided in tabular format.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS

Our legal counsel, Taft Stettinius & Hollister LLP, Cincinnati, Ohio, and Parsons Behle & Latimer, with respect to Nevada law, will pass upon certain legal matters in connection with certain of the offered securities. Any agents, underwriters or dealers will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses that will be paid by Workhorse Group Inc. in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$22,040
FINRA filing fee		(1)
Fees and expenses of accountants		(1)
Fees and expenses of legal counsel		(1)
Printing and engraving expenses		(1)
Miscellaneous (including any applicable listing fees, rating agency fees, Trustee and transfer agent fees and expenses)		(1)
Total	$22,040

(1)	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Excepted from that immunity are:

●	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

●	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

●	a transaction from which the director derived an improper personal profit; and

●	willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Workhorse Group Inc. or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Workhorse Group Inc. or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our director, officer, employee or agent.

Item 16. Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1*	Form of Indenture
4.2**	Form of Note
4.3	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Form SB-2 filed with the SEC on February 4, 2008)
4.4	Articles of Merger between AMP Holding Inc. and Workhorse Group Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2015)
4.5	Certificate of Change filed December 9, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2015)
4.6	Certificate of Amendment to the Certificate of Incorporation dated August 8, 2017 (incorporated by reference to Exhibit 3.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017)
4.7	Certificate of Amendment to the Certificate of Incorporation dated May 3, 2019 (incorporated by reference to Exhibit 3.11 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2019)
4.8	Second Amended and Restated Bylaws of Workhorse Group Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2023)
4.9	Certificate of Amendment to the Articles of Incorporation of Workhorse Group Inc. (incorporated by reference to Appendix A to the Company’s Preliminary Proxy Statement on Schedule 14A filed with the SEC on July 12, 2023)
5.1*	Opinion of Taft Stettinius & Hollister LLP as to the legality of the securities being registered
5.2*	Opinion of Parsons Behle & Latimer as to the legality of the securities being registered
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Taft Stettinius & Hollister LLP (contained in Exhibit 5.1)
23.3*	Consent of Parsons Behle & Latimer (contained in Exhibit 5.2)
24.1*	Powers of Attorney (included on the signature pages of this registration statement)
25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture
107.1*	Filing Fee Table

*	Filed herewith.
**	To be filed under a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering, described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registrations statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sharonville, State of Ohio, on July 20, 2023.

WORKHORSE GROUP INC.

By:	/s/ Richard Dauch
Richard Dauch
Chief Executive Officer, President and Director

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Dauch, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof:

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 20, 2023.

/s/ Richard Dauch	Chief Executive Officer, President and Director
Richard Dauch	(Principal Executive Officer)

/s/ Robert M. Ginnan	Chief Financial Officer
Robert M. Ginnan	(Principal Financial Officer)

/s/ Gregory T. Ackerson	Chief Accounting Officer
Gregory T. Ackerson	(Principal Accounting Officer)

/s/ Raymond Chess	Director
Raymond Chess

/s/ Dr. Jean Botti	Director
Dr. Jean Botti

/s/ Brandon Torres Declet	Director
Brandon Torres Declet

/s/ Pamela Mader	Director
Pamela Mader

/s/ Jacqueline Dedo	Director
Jacqueline Dedo

/s/ William G. Quigley III	Director
William G. Quigley III

/s/ Austin Scott Miller	Director
Austin Scott Miller

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sharonville, State of Ohio, on July 20, 2023.

WORKHORSE TECHNOLOGIES INC.
HORSEFLY INC.
WORKHORSE PROPERTIES INC.

By:	/s/ Richard Dauch
Richard Dauch
Chief Executive Officer and President

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Dauch, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof:

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 20, 2023.

/s/ Richard Dauch	Chief Executive Officer and President
Richard Dauch	(Principal Executive Officer)

/s/ Robert Ginnan	Chief Financial Officer, Treasurer and Director
Robert Ginnan	(Principal Financial Officer)

/s/ Gregory T. Ackerson	Chief Accounting Officer
Gregory T. Ackerson	(Principal Accounting Officer)

/s/ James Harrington	Director
James Harrington

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sharonville, State of Ohio, on July 20, 2023.

WORKHORSE MOTOR WORKS INC.

By:	/s/ Richard Dauch
Richard Dauch
Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Dauch, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof:

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 20, 2023.

/s/ Richard Dauch	Chief Executive Officer
Richard Dauch	(Principal Executive Officer)

/s/ Robert Ginnan	Vice President, Treasurer and Director
Robert Ginnan	(Principal Financial and Accounting Officer)

/s/ James Harrington	Director
James Harrington

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sharonville, State of Ohio, on July 20, 2023.

STABLES & STALLS LLC
ROUTEHORSE LLC
STABLES & STALLS REAL ESTATE I LLC

By:	/s/ Stan March
Stan March
President

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stan March, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof:

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 20, 2023.

/s/ Stan March	President
Stan March	(Principal Executive Officer)

/s/ Robert Ginnan	Vice President, Treasurer
Robert Ginnan	(Principal Financial and Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sharonville, State of Ohio, on July 20, 2023.

ESG LOGISTICS CORP.

By:	/s/ Stan March
Stan March
President

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stan March, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof:

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 20, 2023.

/s/ Stan March	President
Stan March	(Principal Executive Officer)

/s/ Robert Ginnan	Vice President, Treasurer and Director
Robert Ginnan	(Principal Financial and Accounting Officer)

/s/ James Harrington	Director
James Harrington